Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 30, 2021, with respect to the financial statements of Arrival, incorporated herein by reference.

/s/ KPMG LLP

London, United Kingdom
November 18, 2021